EXHIBIT 21

SUBSIDIARIES OF REGISTRANT
as of December 31, 1999
(excluding inactive subsidiaries and low income housing investments, none of which is material)

1.	Old Kent Bank
Jurisdiction of Incorporation: Michigan

2.	Old Kent Bank, National Association
Jurisdiction of Incorporation: United States of America

3.	Old Kent Leasing Services Corporation
Jurisdiction of Incorporation: Illinois

4.	Old Kent Securities Corporation
Jurisdiction of Incorporation: Michigan

5.	Old Kent Mortgage Services, Inc.
Jurisdiction of Incorporation: Michigan

6.	Old Kent Mortgage Company
Jurisdiction of Incorporation: Michigan

7.	Old Kent Insurance Group, Inc.
Jurisdiction of Incorporation: Michigan

8.	GHA National Agency, Inc.
Jurisdiction of Incorporation: Michigan

9.	Old Kent Financial Life Insurance Company
Jurisdiction of Incorporation: Arizona

10.	Old Kent Capital Trust I
Jurisdiction of Incorporation: Delaware

13.	Lyon Street Asset Management Company
Jurisdiction of Incorporation: Michigan

14.	Old Kent Investment Corporation
Jurisdiction of Incorporation: Nevada